Exhibit 99.1

Zendesk Announces Stockholder Approval of Merger Agreement

Transaction with Consortium Led by Hellman & Friedman and Permira Expected to Close in the Fourth Quarter of 2022

SAN FRANCISCO, September 19, 2022— Zendesk, Inc. (NYSE:ZEN) (“Zendesk”) announced that its stockholders voted today to adopt the Agreement and Plan of Merger (the “merger agreement”) whereby Zendesk will be acquired by a consortium led by Hellman & Friedman and Permira (the “Consortium”) for $77.50 per share in cash.

“Today’s vote by our stockholders validates our belief that this transaction will deliver immediate value to our stockholders and superior solutions to our customers,” said Mikkel Svane, CEO & Founder, Zendesk. “We thank our stockholders for their support and are pleased to now shift our focus to the important next steps toward completing the transaction.”

Subject to customary closing conditions, the proposed transaction is expected to close in the fourth quarter of this year. The final voting results of the Special Meeting will be set forth in a Form 8-K filed with the U.S. Securities and Exchange Commission following certification by Zendesk’s inspector of election.

Advisors

Qatalyst Partners and Goldman Sachs & Co. LLC are serving as financial advisors to Zendesk in connection with the transaction. Wachtell, Lipton, Rosen & Katz is serving as Zendesk’s legal advisor.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Zendesk’s business; economic or other conditions in the markets Zendesk is engaged in; impacts of actions and behaviors of customers, suppliers and competitors; technological developments, as well as legal and regulatory rules and processes affecting Zendesk’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the pending proposed transaction could distract management of Zendesk; and other specific risk factors that are outlined in Zendesk’s disclosure filings and materials, which you can find on www.zendesk.com, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Zendesk assumes no obligation to update any written or oral forward-looking statement made by Zendesk or on its behalf as a result of new information, future events or other factors, except as required by law.

About Zendesk

Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 6,000 people across the world. Learn more at www.zendesk.com.

Zendesk Investor Contact
Jason Tsai, +1 415-997-8882
ir@zendesk.com

Zendesk Media Contacts
Marissa Tree, +1 415-609-4510
press@zendesk.com

Robin Weinberg +1 212-687-8080
Danielle Berg +1 212-687-8080
FGS Global
Zendesk-SVC@sardverb.com